ONI BIOPHARMA INC. OFFERS INVESTOR UPDATE. TOPICS INCLUDE: (1) APPEAL OF AMERICAN STOCK EXCHANGE DELISTING DECISION, (2) OPERATIONAL UPDATE AND (3) ANNOUNCEMENT OF INVESTOR CONFERENCE CALL

ALACHUA, FL (October 31, 2008) - Oragenics, Inc. d/b/a ONI BioPharma Inc. (The ASE: “ONI”) announced, that it received a letter from the NYSE Alternext US LLC* (formerly known as the American Stock Exchange, hereinafter the “Exchange” or “ASE”), on October 27, 2008 confirming the Exchange's intention to proceed with the filing of an application with the Securities and Exchange Commission ("SEC") to delist the common stock of the Company from the Exchange. The notice from the Exchange indicates that the ASE staff has decided that the Company does not meet the following continued listing standards under the ASE Company Guide: Section 1003(a)(ii) in that the Company's stockholders' equity is less than $4 million and it has sustained losses in three of its four most recent fiscal years. On October 31, 2008, the Company filed a request to appeal the Exchange’s determination and requested a hearing before a panel of the Exchange. As of the date hereof, no date has been set for such hearing, but the hearing is expected to be held within 45 days. During this period, the Company’s common stock will continue to be listed on the Exchange pending the outcome of the appeal. The Company plans to vigorously appeal and if the Company's position is accepted by the panel, this would allow the Company to continue its listing. However, there can be no assurance that the Company's request for continued listing will ultimately be granted. Also, while the Company is considering alternatives for repositioning itself on other exchanges, including ongoing discussions with potential listing sponsors and market makers, the Company expects that its shares will be listed on another exchange or quoted on a quotation medium prior to any termination in trading on the ASE. Should the Company’s appeal be denied, management does believe that following the effectiveness of the Company’s delisting, trading in the Company’s common stock would be conducted on the OTC Bulletin Board in the United States.

In light of the Company’s establishment of an affiliate in Mexico and its internationalization initiatives in Latin America and Europe, the Company has also been actively pursuing a listing on an exchange or exchanges, including in Europe and North America, that could offer broader exposure to international investors and markets and a better fit for the Company given its sector profile.

ONI has made great strides operationally in the past several months, including, the following significant events:

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Successful Synthesis of Lantibiotic using DPOLTtm. We announced the successful synthesis of an antibiotic using its proprietary DPOLTtm technology. The molecule belongs to a class of antibiotics called Lantibiotics that were first discovered over 80 years ago. Although there are now over 50 different Lantibiotics known, this is the first report of a cost-effective method for making one in sufficient amounts and with sufficient purity to enable comprehensive testing and commercial viability. As a first step in further development, the Company has retained Almac Sciences, a leading contract manufacturer and a division of the Almac Group, to refine and scale-up GMP production of the synthetic MU1140tm analogue to achieve sufficient quantities for it to be fully tested for regulatory approval. It is estimated that the regulatory process will take three years before this drug could become available. Other synthetic Lantibiotics will follow as they are developed and tested.

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Marketing of ProBiora3tm and EvoraPlustm. We announced the launch of our marketing program for ProBiora3, our oral probiotic technology, which will initially include the introduction of EvoraPlustm into the marketplace. EvoraPlustm is the first of several products to be launched under the Evoratm brand, which is our house brand. We anticipate the next Evora product that we will launch will be EvoraPettm. In our estimation, the initial response to ProBiora3tm and EvoraPlustm has been exceptional. We have had several meetings with some of the largest retailers in the US who have expressed a strong interest in our products. We have received orders for both ProBiora3tm and EvoraPlustm and expect to begin shipping in the fourth quarter of this year. For further information, please visit www.probiora3.com and www.evoraplus.com.

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Diagnostics. We recently entered into a Collaboration Agreement with a major, global diagnostics company regarding our gene targets for various stages of colorectal cancer that we discovered using the PCMATtm platform. We have also initiated a new internal program for both the PIVIATtm and PCMATtm platforms. Under this initiative whereby we will augment our development work by including the validation of gene targets we have discovered through the use of the platforms. We anticipate that this will in turn make our gene targets more valuable and decrease time to market for any test that utilizes them.

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Formation of Mexican Subsidiary. We initiated the formation of a Mexican Subsidiary. We anticipate that this Subsidiary will provide us with several advantages including reduced cost for clinical trials and access to the Latin American markets. We will begin marketing EvoraPlustm in Mexico as soon as regulatory approval is achieved. We will also initiate further clinical trials for our SMaRTtm Replacement Therapy technology which provides a one-time application for life-time prevention of dental caries (tooth decay). We have also begun the process of forming a collaboration with the Instituto de Biolotecnología, Universidad Nacional Autónoma de México (“IBUNAM”), the premier biotechnology institute in Mexico generally recognized as having the best and brightest scientists in Mexico. We expect to work with IBUNAM on several projects including projects to discover novel gene targets using our PIVIATtm and PCMATtm platforms.

Stanley Stein, President and Chief Executive Officer, commented, “We are very pleased with the Company’s progress in achieving its operational goals, and we believe that ONI is now better positioned than it ever has been. We do not believe that the letter from the ASE will preclude the achievement of any of our operational objectives as we endeavor to reposition the Company to attract more investors who are familiar with science and technology. While we intend to appeal the ASE decision with full vigor, we have also been actively pursuing the listing or quotation of our shares on other exchanges, including in Europe and North America, and we expect to make an additional announcement in connection with our plans prior to the effective date, if any, of a delisting from the ASE. It is our goal to provide every current and potential shareholder with access to a trading market and an accurate quote at times convenient to each investor. ”

ONI will be scheduling an investor call at a date and time to be announced after the release of the third quarter 10-Q, to provide investors with a detailed operational update.

*The American Stock Exchange was acquired by NYSE Euronext on October 1, 2008, and its name was changed to NYSE Alternext US LLC.

About ONI BioPharma Inc.

Oragenics, Inc. (d/b/a ONI BioPharma Inc.) is a biopharmaceutical company with a pipeline of unique proprietary technologies, some of which are being commercialized. The Company also has a number of products in discovery, preclinical and clinical development, with a concentration in the main therapeutic area of infectious diseases, diagnostics, and oral health. The Company has developed platform technologies with respect to its products, thereby creating a pipeline of future products, which the Company expects to develop.

Safe Harbor Statement: Under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements that reflect ONI BioPharma’s current views with respect to future events and financial performance. These forward-looking statements are based on management’s beliefs and assumptions and information currently available. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Investors should be cautious in relying on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed in any such forward-looking statements. These factors include, our ability to qualify to be listed on another exchange if we are delisted or to otherwise be quoted on a quotation medium, future costs associated with any potential listing sponsor or changing to another exchange, those factors set forth in our most recently filed annual report on Form 10-KSB and quarterly report on Form 10-Q, and other factors detailed from time to time in filings with the Securities and Exchange Commission. We expressly disclaim any responsibility to update forward-looking statements.

Contact:

 ONI BioPharma Inc.
Stanley B. Stein, 386-418-4018 X222
www.onibiopharma.com